QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

LIQUIDATING TRUST AGREEMENT

        AGREEMENT AND DECLARATION OF TRUST, dated as of June 28, 2002, by and among Burnham Pacific Properties, Inc., a Maryland corporation (the "Company"), Scott C. Verges, an individual resident of the State of California ("Verges"), and Douglas Wilson, an individual resident of the State of California, ("Wilson" and, together with Verges, the "Trustees").

        WHEREAS, the Company's Board of Directors (the "Board") and the Company's stockholders have approved the voluntary dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution (the "Plan");

        WHEREAS, the Plan provides, among other things, that the Board will cause the Company to dispose of all of the assets of the Company, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the benefit of its stockholders all of the Company's assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company;

        WHEREAS, the Plan further provides, among other things, that, in the event that the Board determines that it is not feasible for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final liquidating distribution is made, or, if earlier, the latest applicable date to avoid payment by the Company of federal income taxes, or the Board determines that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because the property is not reasonably susceptible of distribution to stockholders or otherwise, the Company may transfer and assign, at such times as is determined by the Company, to a liquidating trust as designated by the Board, all of its then remaining assets and liabilities.

        NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

NAMES AND DEFINITIONS

        1.1    Name.    The Trust shall be known as the BPP Liquidating Trust.

        1.2    Defined Terms.    For all purposes of this instrument, unless the context otherwise requires:

          (a)  "Affiliate" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

          (b)  "Agreement" shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

          (c)  "Beneficial Interest" shall mean each Beneficiary's proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held of record by the Initial Beneficiary as of the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter shall be determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

          (d)  "Beneficiary" shall mean, initially, each Initial Beneficiary and, thereafter, each Initial Beneficiary who holds Units and each transferee of Units initially held by an Initial Beneficiary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

          (e)  "Corporations" shall mean BPP/Arrowhead, Inc., BPP/Crenshaw-Imperial, Inc., BPP/Golden State Acquisitions, Inc., BPP/Mountaingate, Inc., BPP/Northwest Acquisitions, Inc., BPP/Puente Hills, Inc., BPP/Riley, Inc., BPP/Simi Valley, Inc., BPP/Valley Central, Inc. and Burnham Pacific L.P., Inc.

          (f)    "Initial Beneficiary" shall mean each of the Stockholders.

          (g)  "Liabilities" shall mean all of the Company's unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

          (h)  "Limited Liability Companies" shall mean BPP/Golden State Acquisitions, L.L.C., BPP/Northwest Acquisitions, L.L.C., BPP/Puente Hills, L.L.C. and Burnham Pacific Employees LLC.

          (i)    "Partnerships" shall mean Burnham Pacific Operating Partnership, L.P., BPP/Arrowhead, L.P., BPP/Cameron Park, L.P., BPP/Crenshaw-Imperial, L.P., BPP/Hilltop, L.P., BPP/Marin, L.P., BPP/Pleasant Hill, L.P., BPP/Richmond, L.P., BPP/Riley, L.P., BPP/Simi Valley, L.P. and BPP/Van Ness, L.P.

          (j)    "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

          (k)  "Record Date" shall mean June 27, 2002.

          (l)    "Retained Assets" shall mean all of the Company's right, title and interest in, to and under, all of the Company's assets, including, without limitation, its Subsidiary Interests, unsold properties, accounts receivable, cash, securities, claims, causes of action, contingent claims and reserves distributed to the Trustees.

          (m)  "Shares" shall mean the shares of common stock, $0.01 par value per share, of the Company.

          (n)  "Stockholders" shall mean the holders of record of the outstanding Shares of the Company at the close of business on the Record Date.

          (o)  "Subsidiaries" shall mean any and all of the Partnerships, Limited Liability Companies and Corporations.

          (p)  "Subsidiary Interests" shall mean any and all of the Company's limited and general partnership interests in the Partnerships, membership interests in the Limited Liability Companies and equity interests in the Corporations.

          (q)  "Transfer Date" shall mean June 28, 2002.

          (r)  "Trust" shall mean the Trust created by this Agreement.

          (s)  "Trust Assets" shall mean all the property held from time to time by the Trustees under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustees to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

          (t)    "Trustees" shall mean the original Trustees under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

          (u)  "Units" shall have the meaning given to such term in Section 3.1(a).

ARTICLE II

GRANT TO AND NATURE OF TRANSFER

        2.1    Grant.    The Company hereby grants, delivers, releases, assigns and conveys to the Trustees, to be held in trust for the benefit of the Beneficiaries of the Trust, all of the Company's right, title, interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trustees hereby accept such Retained Assets, subject to the following terms and provisions.

        2.2    Purpose of Trust.

          (a)  The Trust is organized for the sole purpose of winding up the Company's affairs and the liquidation of the Retained Assets with no objective to continue or engage in the conduct of a trade or business or cause any Subsidiary to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Trust Assets.

          (b)  It is expected that the Company shall liquidate and dissolve prior to fully winding up its affairs, including, but not limited to, the sale of its remaining properties, the collection of its receivables and the payment of any unsatisfied Liabilities of the Company.

          (c)  The Retained Assets granted, assigned and conveyed to the Trustees shall be held in the Trust, and the Trustees will (i) further liquidate the Trust Assets, and cause the Subsidiaries to liquidate their respective assets, to carry out the purpose of the Trust and facilitate distribution of the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company's affairs, (iv) act on behalf of the Beneficiaries, and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

          (d)  It is intended that the granting, assignment and conveyance of the Retained Assets by the Company to the Trustees pursuant to the terms hereof shall be treated for Federal and state income tax purposes as if the Company made such distributions directly to the Stockholders. It is further intended that for Federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code") and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust's taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustees shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Income Tax Regulations.

        2.3    No Reversion to the Company.    In no event shall any part of the Trust Assets revert to or be distributed to the Company.

        2.4    Instruments of Further Assurance.    Prior to the dissolution of the Company, such Persons as shall have the right and power to so act, will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustees of any property intended to be covered hereby, and to vest in the Trustees and their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

        2.5    Payment of Liabilities.    The Trustees, in their capacities as Trustees hereunder and not in their individual capacities, hereby assume all Liabilities and agree hereafter to cause the Trust to pay, discharge and perform when due all of the Liabilities. Should any Liability be asserted against the Trustees as the transferees of the Trust Assets or as a result of the assumption made in this Section 2.5, the Trustees may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustees, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

        2.6    Incidents of Ownership.    The Stockholders shall be the Initial Beneficiaries of the Trust created by this Agreement and the Trustees shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

        2.7    Notice to Unlocated Stockholders.    If the Trustees hold Trust Assets for unlocated Stockholders, due notice shall be given to such Stockholders in accordance with Maryland law.

        2.8    Subsidiaries.

          (a)  Subject to the terms of any agreements governing the management and operation of any Subsidiary, including without limitation with respect to obligations of the directors, officers, managers, partners or members of any Subsidiary to act in the best interests of the Subsidiary and the equity holders, partners or members of such Subsidiary, the Trustees shall act with respect to the Trust's interest in each Subsidiary (whether in connection with the Trust's position as equity owner, partner, member or manager, or as a director, officer, employee or agent of such Subsidiary), and shall, subject to any obligations to any other equity owners, partners or members of a Subsidiary, cause each Subsidiary to act, consistent with the purposes and provisions of the Trust and this Agreement (including treating as part of the cash of the Trust its indirect interest in all similarly available cash of the respective Subsidiary, as provided in Section 2.8(c)).

          (b)  The Trustees shall, to the extent not achieved on or prior to the Transfer Date, and to the extent deemed necessary or desirable by the Trustees, (i) amend, or cause to be amended, the operating agreements and other governing documents of each Subsidiary and take such other action to provide that (A) the overriding purpose of such entity is the same as that set forth in Section 2.2, including no objective to continue or engage in the conduct of a trade or business (other than as necessary to preserve the value of its assets) and the expeditious but orderly disposition and distribution of its assets, and (B) such Subsidiary shall, to the extent permitted under applicable law, act on a basis that is consistent with the purposes and provisions of the Trust and this Agreement, and (ii) cause each Subsidiary to agree in writing (A) to the provisions of this Section 2.8, and (B) whether or not its operating agreements and other governing documents ultimately are amended, to act on a basis that is consistent with the purposes and provisions of this Agreement.

          (c)  The Trustees shall cause each Subsidiary to distribute to the Trust and to such Subsidiary's other equity owners, partners or members, if any, in proportion to their interests therein, on or before each annual distribution date provided for in Section 5.7 (or such earlier time as required in order to be included in the distribution by the Trust on the annual distribution date) all of its cash (less any amounts required for payment of taxes and any other expenses or liabilities as may be needed by such Subsidiary and reserves established pursuant to the agreement of limited partnership of Burnham Pacific Operating Partnership, L.P. as a reduction of Available Cash (as such term is defined in the partnership agreement of Burnham Pacific Operating Partnership, L.P.), which amounts are not required to be paid to the Trust).

          (d)  Subject to the provisions of this Section 2.8, the Trustees may serve as partners, members, directors, officers, employees or agents of a Subsidiary.

ARTICLE III

BENEFICIARIES

        3.1    Beneficial Interests.

          (a)  The Beneficial Interest of each Initial Beneficiary shall be determined in accordance with a certified copy of the Company's stockholder list as of the Record Date. The Company's transfer agent will deliver such a certified copy of the Company's stockholder list to the Trustees within a reasonable time after such date. For ease of administration, the Trustees shall express the Beneficial Interest of each Beneficiary in terms of units ("Units"). Each record owner of Shares as of the close of business on the Record Date shall receive one Unit for each Share then held of record. Each record owner of Shares shall have the same pro rata interest in the Trust Assets as such holder's pro rata interest in the aggregate outstanding Shares on the Record Date.

          (b)  On and after the Transfer Date, all outstanding Shares shall automatically be deemed cancelled. The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. Wilson shall maintain at Wilson's place of business a record of the name and address of each Beneficiary and such Beneficiary's aggregate Units in the Trust.

          (c)  If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustees be liable for interest on any funds which it may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.1(c), the Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.

        3.2    Rights of Beneficiaries.    Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary's Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary's Beneficial Interest shall pass as personal property to the Beneficiary's legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

        3.3    Limitations on Transfer of Interests of Beneficiaries.

          (a)  THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED THAT THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW AND THAT THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF A BENEFICIARY MAY MORTGAGE, PLEDGE, GRANT A SECURITY INTEREST IN, HYPOTHECATE OR OTHERWISE ENCUMBER, THE BENEFICIAL INTEREST HELD BY THE ESTATE OF SUCH BENEFICIARY IF NECESSARY IN ORDER TO BORROW MONEY TO PAY ESTATE, SUCCESSION OR INHERITANCE TAXES OR THE EXPENSES OF ADMINISTERING THE ESTATE OF THE BENEFICIARY, UPON WRITTEN NOTICE TO, AND WRITTEN CONSENT OF, THE TRUSTEES, WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD.

          (b)  Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

        3.4    Trustees as Beneficiary.

          (a)  Verges may be a Beneficiary to the same extent as if he were not a Trustee hereunder and have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if he were not a Trustee hereunder.

          (b)  Wilson and successors of Wilson appointed under Section 10.3(b) may not be a Beneficiary or hold a Beneficial Interest hereunder.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

        4.1    Duration.    The existence of the Trust shall terminate upon the earliest of (i) such time as termination is required by the applicable laws of the State of Maryland, (ii) the distribution of all the Trust Assets as provided in Section 5.8, or (iii) the expiration of a period of three years from the Transfer Date; provided that the Trustees, in their discretion, may extend the existence of the Trust to such later date as they may designate, if they determine that an extension is reasonably necessary to fulfill the purpose of the Trust, as specified in this Agreement, and, prior to such extension, the Trustees shall have requested and received additional no-action assurances from the Securities and Exchange Commission regarding the registration and reporting requirements of the Trustees under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable Federal securities act. The Trust shall not in any event terminate pursuant to subparagraph (iii) of this Section 4.1 prior to the date on which the Trustees are permitted to make a final distribution in accordance with Section 5.8.

        4.2    Other Obligations of Trustees upon Termination.    Upon termination of the Trust, the Trustees shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and files which shall have been delivered to or created by the Trustees. At the Trustees' discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustees shall have no further duties or obligations hereunder.

ARTICLE V

ADMINISTRATION OF TRUST ASSETS

        5.1    Sale of Trust Assets.    Subject to the terms and conditions of this Agreement, the Trustees may, at such times as the Trustees deem appropriate, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine).

        5.2    Efforts to Resolve Claims and Liabilities.    Subject to the terms and conditions of this Agreement, the Trustees will make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible, dispose of the Trust Assets, make timely distributions and not unduly prolong the duration of the Trust.

        5.3    Continued Collection of Property of Trust Assets.    All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustees and held as a part of the Trust. The Trustees shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary's share of interest actually earned by the Trust after payment of the Trust's liabilities and expenses as provided in Section 5.6.

        5.4    Transactions with Related Persons.    Notwithstanding any other provisions of this Agreement, except as set forth in Schedule A attached hereto, the Trustees shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with, (i) any Trustee, agent or employee (acting in their individual capacities) of the Trust; or (ii) any Person of which any Trustee, agent or employee of the Trust is an Affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons unless in each such case, after disclosure of such interest or affiliation such transaction is approved by the Trustee, if any, who is not interested in the transaction and such Trustee determines that such transaction is on its terms fair and reasonable to the Trust and is in the best interests of the Beneficiaries, and in no event less favorable to the Trust than terms available for a comparable transaction with unrelated Persons.

        5.5    Restriction on Trust Assets.    Other than the Subsidiary Interests, the Trust shall not receive, or cause any Subsidiary to receive, transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented, or modified, including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer or any general or limited partnership interest. The Trustees shall not retain cash in excess of a reasonable amount to meet expenses, charges and obligations of the Trust, the Trust Assets and all Liabilities.

        5.6    Payment of Expenses and Liabilities.    The Trustees shall pay from the Trust Assets all expenses, charges, and obligations of the Trust and of the Trust Assets and all Liabilities and obligations which the Trustees specifically assume and agree to pay pursuant to this Agreement and such transferee liabilities which the Trustees may be obligated to pay as transferees of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustees.

        5.7    Interim Distributions.    At such time as may be determined by them in their sole discretion, the Trustees shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustees in their sole discretion, such cash or other property comprising a portion of the Trust Assets as the Trustees may in their sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets; provided, however, that the Trustees shall distribute, or cause to be distributed, at least annually to the Beneficiaries any cash proceeds from the sale of the Trust Assets in excess of a reasonable amount (as determined by the Trustees) to satisfy the Liabilities and expenses described in Section 5.6.

        5.8    Final Distribution.    If the Trustees determine that the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the existence of the Trust shall terminate pursuant to Section 4.1, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Beneficiaries in proportion to the number of Units held by each Beneficiary. The Trustees shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Maryland law, subject to applicable state laws regarding escheat and abandoned property.

        5.9    Reports to Beneficiaries and Others.

          (a)  As soon as practicable after the Transfer Date, the Trustees will mail to each Beneficiary a notice indicating how many Units such person beneficially owns and the contact details of the Trustees. As soon as practicable after the end of each tax year and after termination of the Trust, but in any event within 90 days after each such event, the Trustees shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustees for such taxable year or period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Assets and Liabilities that they have not previously reported, and (iii) any action taken by the Trustees in the performance of their duties under this Agreement that they have not previously reported, and which, in their opinion, materially affects the Trust Assets or Liabilities.

          (b)  The tax year of the Trust shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date as the date on which the tax year of the Trust shall end.

          (c)  During the course of a tax year, whenever a material event relating to the Trust's Assets occurs, the Trustees shall, within a reasonable period of time after such occurrence, prepare and mail to the Beneficiaries an interim report describing such event. The occurrence of a material event need not be reported on an interim report if an annual report pursuant to Section 5.9(a) will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim report. The occurrence of a material event will be determined solely by the Trustees or as may be required by the rules and regulations promulgated by the Securities and Exchange Commission.

        5.10    Federal Income Tax Information.    As soon as practicable after the close of each tax year, the Trustees shall mail to each Person who was a Beneficiary at the close of the year, a statement showing, on a Unit basis the dates and amount of all distributions made by the Trustees, income earned on assets held by the Trust, if any, such other information as is reasonably available to the Trustees which may be helpful in determining the amount of gross income and expenses attributable to the Trust that such Beneficiary should include in such Person's Federal income tax return for the preceding year and any other information as may be required to be furnished under applicable law. In addition, after receipt of a request in good faith, the Trustees shall furnish to any Person who has been a Beneficiary at any time during the preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further information as is reasonably available to the Trustees which shall be helpful in determining the amount of taxable income which such Person should include in such Person's Federal income tax return.

        5.11    Books and Records.    The Trustees shall maintain in respect of the Trust and the holders of Units books and records relating to the Trust Assets, income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustees under Section 5.9. Except as provided in Section 5.9, nothing in this Agreement requires the Trustees to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for managing any payment or distribution out of the Trust Assets. Beneficiaries shall have the right upon 30 days' prior written notice delivered to the Trustees to inspect during normal business hours such books and records (including financial statements); provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustees.

        5.12    Employment of Agents, etc.

          (a)  The Trustees shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust conducted by all agents, employees, advisors or managers of the Trust. The Trustees shall have the power to appoint, employ or contract with any Person or Persons as the Trustees may deem necessary or proper for the transaction of all or any portion of the activities of the Trust.

          (b)  The Trustees shall have the power to determine the terms and compensation of any Person whom they may employ or with whom they may contract pursuant to Section 5.12(a), subject to the provisions of Section 5.4 and Schedule A attached hereto.

          (c)  No Trustee shall be required to administer the Trust as its sole and exclusive function and such Trustee may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to such Trustee's obligations under this Agreement and applicable law.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE TRUSTEES

        6.1    Limitations on Trustees.    The Trustees shall not at any time, on behalf of the Trust or Beneficiaries, or cause any Subsidiary to, enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets. The Trustees shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustees take any action which would jeopardize the status of the Trust as a "liquidating trust" for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trustees shall not invest any of the cash held as Trust Assets, except that the Trustees may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust's status as a liquidating trust for tax purposes.

        6.2    Specific Powers of Trustees.    Subject to the provisions of the terms and conditions of this Agreement, the Trustees shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement or any statutory laws of the State of Maryland; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

          (a)  to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Trust Assets;

          (b)  to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust or the Trustees;

          (c)  to elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed (provided that any such agreements or arrangements with a person or entity affiliated with any of the Trustees shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days prior written notice by the Trust), to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to agents, representatives, employers, independent contractors or other Persons;

          (d)  to retain and set aside such funds out of the Trust Assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust, the Company or any Subsidiary; and (ii) the expenses of administering the Trust Assets;

          (e)  to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets held by the Trustees pending sale or disposition thereof or distribution thereof to the Beneficiaries;

          (f)    to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

          (g)  to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

          (h)  to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of the Trust;

          (i)    in the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustees. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Trust, except as limited by the Trustees and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

          (j)    to cause any investments of any part of the Trust Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

          (k)  to vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustees as Trust Assets hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held by the Trustees as Trust Assets which the Trustees might or could do if it were the absolute owner thereof;

          (l)    to undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

          (m)  to authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Trustees as part of the Trust Assets;

          (n)  in connection with the sale or other disposition or distribution of any securities held by the Trustees, to comply with applicable Federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof;

          (o)  to terminate and dissolve any entities owned by the Trust;

          (p)  to direct the administrator of the Company's 401(k) plan in accordance with the terms and conditions of such plan, to the extent necessary; and

          (q)  to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII

CONCERNING THE TRUSTEES, BENEFICIARIES, EMPLOYEES AND AGENTS

        7.1    Generally.    The Trustees accept and undertake to discharge the trust created by this Agreement, upon the terms and conditions hereof, on behalf of the Beneficiaries. The Trustees shall exercise such of the rights and powers vested in them by this Agreement in accordance with applicable law and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustees from liability for their own grossly negligent action, their own grossly negligent failure to act, or their own fraud or willful misconduct, except that:

          (a)  no Trustee shall be responsible for the acts or omissions of the other Trustee, unless such Trustee participated in, approved of, knowingly acquiesced in or concealed any breach of this Agreement or applicable law by such other Trustee or such Trustee negligently enabled such other Trustee to commit a breach of this Agreement or applicable law;

          (b)  no Trustee shall be liable to the Beneficiaries for the acts or omissions of an agent, employee, advisor or manager of the Trust appointed by the Trustees hereunder, except where such Trustee specifically directs the act of such Person, delegates the authority to such Person to act where such Trustee was under a duty not to delegate, does not use reasonable prudence in the selection or retention of such Person, does not periodically review such person's overall performance and compliance with the terms of such delegation; conceals the act or omission of such Person; or neglects to take reasonable steps to redress any wrong committed by such Person when such Trustee is aware of such Person's act or omission; provided, however, that this subsection (b) shall not apply to acts or omissions of any Affiliate of Wilson (including, without limitation, Douglas Wilson Companies), or any of their respective employees;

          (c)  no Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against such Trustee;

          (d)  in the absence of bad faith on the part of a Trustee, a Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustees by any provision hereof, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

          (e)  no Trustee shall be liable for any reasonable error of judgment made in good faith; and

          (f)    no Trustee shall be liable with respect to any action taken or omitted to be taken by such Trustee in good faith in accordance with the terms and conditions of this Agreement and at the direction of Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any right or power conferred upon the Trustees under this Agreement.

        7.2    Reliance by Trustees.    Except as otherwise provided in Section 7.1:

          (a)  The Trustees may consult with legal counsel, auditors or other experts to be selected by them, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees and agents of the Trust in respect of any action taken or suffered by the Trustees in good faith and in the reliance on, or in accordance with, such advice or opinion.

          (b)  Persons dealing with the Trustees shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such Person in carrying out the terms of the Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

          (c)  As far as reasonably practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustees or their agents liable, nor shall the Trustees be liable to anyone for such omission.

        7.3    Limitation on Liability to Third Persons.    No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and no Trustee, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Beneficiary or any other Person in connection with the Trust Assets or the affairs of the Trust, except for gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith by such Trustee, employee or agent of the Trust; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Trustees shall, at all times, at the expense of the Trust, maintain insurance for the protection of the Trust Assets, its Beneficiaries, the Trustees, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

        7.4    Recitals.    Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee, employee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust.

        7.5    Indemnification.    Each Trustee and Person appointed or employed by the Trustees pursuant to Section 5.12, and the directors, officers, employees and agents of each such Person (each an "Indemnified Person" and collectively the "Indemnified Persons"), shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of a Trustee or Person appointed or employed by the Trustees pursuant to Section 5.12, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity; and (ii) in the case of any director, officer, employee, or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder; provided that the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been adjudicated to have acted with gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 7.5, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustees may purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability, or damage pursuant to this Section 7.5. Nothing contained herein shall restrict the right of the Trustees to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law. The parties acknowledge that, as of the date of this Agreement, the Trustees are attempting to negotiate and purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section 7.5. The parties further acknowledge that, until such time as such insurance is obtained, the Trustees intend to establish and maintain a cash reserve of up to $20 million to pay any such loss, liability or damages.

        7.6    No Duty Not to Compete.    Subject to applicable law, the Trustees, in their individual capacity, or through Persons that they control or in which they have an interest, may directly or indirectly engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of or the investment in securities, or the provision of any services in connection with such activities, whether or not such activities are similar to or in competition with the business activities described in Section 6.1. No Trustee has any duty to present any business opportunity to the Trust before taking advantage of such opportunity either in such Trustee's individual capacity or through participation in any Person.

ARTICLE VIII

PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

        8.1    Action by Trustees.    So long as Verges is a Trustee of the Trust, all action with respect to the disposition and distribution of the Trust Assets required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken by approval, consent, vote or resolution authorized by the Trustees, acting jointly; provided, however, that, in the absence of any conflict of interest on the part of Verges, Verges, acting alone, may sell or otherwise dispose of any Trust Assets in a privately negotiated transaction or series of related transactions, provided that the aggregate consideration received in connection with such transaction or series of related transactions does not exceed $50,000, or settle or compromise any action, suit or proceeding or any other contingent Liability, provided that the aggregate amount paid in connection with such settlement or compromise does not exceed $50,000. With respect to any matter in which Verges has a conflict of interest, or if Verges is no longer a Trustee of the Trust, Wilson shall have the authority to act alone in exercising any right or power conferred upon the Trustees under this Agreement.

        8.2    Reliance on Statements by Trustees.    Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate, signed by any one or more of the Trustees, with respect to the authority that one or more Trustees has to take any action under the Trust. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate setting forth the facts concerning the action taken by the Trustees pursuant to this Agreement, including the aggregate number of Units held by the Beneficiaries causing such action to be taken.

        8.3    Application of Money Paid or Transferred to Trustees.    No person dealing with the Trustees shall be required to follow the application by the Trustees of any money or property which may be paid or transferred to the Trustees.

ARTICLE IX

COMPENSATION OF TRUSTEES

        9.1    Amount of Compensation.    In lieu of commissions or other compensation fixed by law for trustees, each Trustee shall receive as compensation for services as Trustee hereunder the amounts set forth in Schedule A attached hereto to the extent identified as applicable to that Trustee, or as may subsequently be approved by Beneficiaries having aggregate Units of at least 75 percent of the total Units held by all Beneficiaries.

        9.2    Dates of Payment.    The compensation payable to each Trustee pursuant to the provisions of Section 9.1 shall be paid for the time period set forth in Schedule A attached hereto to the extent identified as applicable to that Trustee or at such other times as the Trustees may determine.

        9.3    Expenses.    Each Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of that Trustee's duties in accordance with this Agreement.

ARTICLE X

TRUSTEES AND SUCCESSOR TRUSTEES

        10.1    Number and Qualification of Trustees.

          (a)  Subject to Section 10.3, there shall be two Trustees of the Trust, each of whom shall be a citizen and resident of, or a corporation which is incorporated under the laws of, a state in the United States and, if a corporation, which is authorized to act as a corporate fiduciary under the laws of the State of Maryland.

          (b)  If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

        10.2    Resignation and Removal.    Any Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustees. Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Trustee's successor, and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with cause, by Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries. Any Trustee may be removed at any time, without cause, by Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries.

        10.3    Appointment of Successor.

          (a)  Should at any time Verges resign or be removed, or be adjudged bankrupt or insolvent, a successor trustee will not be appointed to replace Verges and the number of Trustees of the Trust shall be one.

          (b)  Should at any time Wilson resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be appointed by Verges. If Verges is not a Trustee at such time or such a vacancy is not filled within 30 days, the Beneficiaries may, pursuant to Article XII hereof, call a meeting in order that Beneficiaries holding at least a majority of the Units represented at the meeting may appoint a successor Trustee. In the event that the Beneficiaries do not elect a successor Trustee within 30 days of the resignation, removal, bankruptcy or insolvency of Wilson, the successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Beneficiary or known creditor of the Trust.

        10.4    Acceptance of Appointment by Successor Trustee.    Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of such retiring Trustee, and it shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such Trustee hereunder.

        10.5    Bonds.    Unless required by the Board prior to the Transfer Date, or unless a bond is required by law, no bond shall be required of any original Trustee hereunder. Unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries holding aggregate Units of at least a majority of the total Units held by all Beneficiaries, no bond shall be required of any successor trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board. If a bond is required by the Board or by law, the Board or the Trustees, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required. The cost of any such bond shall be borne by the Trust.

ARTICLE XI

CONCERNING THE BENEFICIARIES

        11.1    Evidence of Action by Beneficiaries.    Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

        11.2    Limitation on Suits by Beneficiaries.    No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

        11.3    Requirement of Undertaking.    The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted to be taken by it as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 11.3 shall not apply to any suit by the Trustees.

ARTICLE XII

MEETING OF BENEFICIARIES

        12.1    Purpose of Meetings.    A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate Beneficial Interest to take either acting alone or with the Trustees.

        12.2    Meeting Called by Trustees.    The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Maryland (or elsewhere if so determined by the Trustees) as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

        12.3    Meeting Called on Request of Beneficiaries.    Within 30 days after written request to the Trustees by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustees fail to call such meeting within such 30 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

        12.4    Persons Entitled to Vote at Meeting of Beneficiaries.    Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

        12.5    Quorum.    At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, the approval of Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries shall be required for taking action on any matter voted on by the Beneficiaries.

        12.6    Adjournment of Meeting.    Subject to Section 12.5, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

        12.7    Conduct of Meetings.    The Trustees shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

        12.8    Record of Meeting.    A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XIII

AMENDMENTS

        13.1    Consent of Beneficiaries.    At the written direction or with the written consent of Beneficiaries holding at least a majority of the total Units held by all Beneficiaries or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustees shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided that no such amendment shall increase the potential liability of the Trustees hereunder without the written consent of each Trustee; provided, further, that no such amendment shall permit the Trustees to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries' rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and that no such amendment shall cause the Trust, in the opinion of counsel, to be treated for Federal, state or local income tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owners of their respective shares of the Trust's taxable income pursuant to Section 671 through 679 of the Code and any analogous provision of state or local law.

        13.2    Notice and Effect of Amendment.    Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

        14.1    Filing Documents.    This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of each Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of a Trustee in the same places where the original Agreement is filed or recorded.

        14.2    Intention of Parties to Establish Trust.    This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

        14.3    Beneficiaries Have No Rights or Privileges as Stockholders of the Company.    Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as stockholders of the Company.

        14.4    Laws as to Construction.    This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. The Trustees, the Company and the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

        14.5    Severability.    In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

        14.6    Notices.    Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)	If to the Trustees:	BPP Liquidating Trust 100 Bush Street, 26th Floor San Francisco, California 94101 Attention: Mr. Verges and Mr. Wilson Facsimile: 415-352-1711
	with a copy to:	Loeb & Loeb 10100 Santa Monica Blvd., Suite 2200 Los Angeles, California 90067-4164 Attention: Paul W. A. Severin Facsimile: 310-282-2200
(b)	If to the Company:	Burnham Pacific Properties, Inc. 100 Bush Street, 26th Floor San Francisco, California 94101 Attention: Chief Executive Officer Facsimile: (415) 352-1711
	with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Suite 1100 525 University Avenue Palo Alto, California 94301 Attention: Marc R. Packer, Esq. Facsimile: (650) 470-4570

        14.7    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, Burnham Pacific Properties, Inc. has caused this Agreement to be executed by its Executive Vice President, and the Trustees herein have executed this Agreement, as Trustees and not as individuals, effective this 28th day of June, 2002.

BURNHAM PACIFIC PROPERTIES, INC.
By:	/s/ Daniel B. Platt
	Name:	Daniel B. Platt
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Scott C. Verges
	Name:	Scott C. Verges
	Title:	Trustee

By:	/s/ Douglas Wilson
	Name:	Douglas Wilson
	Title:	Trustee

[SIGNATURE PAGE TO LIQUIDATING TRUST AGREEMENT]

Schedule A

I.    Trustee Compensation.

        (a)    Scott C. Verges

        Verges shall receive as compensation for services as Trustee hereunder ("Verges Services") an hourly rate equal to $500.00. Verges shall invoice the Trust not later than the 10th day of each month with respect to Verges Services provided by Verges in the previous month. Payment by the Trust for such Verges Services and any applicable Expenses (as defined below) relating to such period shall be due as of the date of such invoice, subject to the approval by all of the Trustees of such invoice.

        (b)    Douglas Wilson

        Wilson, directly, or indirectly through Douglas Wilson Companies ("DWC"), shall receive as compensation for services as Trustee hereunder ("Wilson Services") the applicable fees set forth in Section III of this Schedule A (the "Fee Schedule"). Notwithstanding the foregoing, the aggregate fees for Wilson Services payable by the Trust to Wilson directly, or indirectly through DWC, in any particular month shall not exceed; (i) $30,000 in the aggregate for the six-month period immediately following the Transfer Date; (ii) $25,000 in the aggregate for the two-month period immediately following such six-month period; (iii) $22,500 in the aggregate for the two-month period immediately thereafter; and (iv) $20,000 in the aggregate thereafter and for the duration of the term of the Trust. Any Wilson Services or other related services performed or provided by Wilson in connection with the Trust prior to Transfer Date will be billed in accordance with the Fee Schedule, which fees are $65,200 in the aggregate.

        For greater certainty, except as set forth in this Schedule A with respect to Expenses, DWC shall not be entitled to any additional compensation from the Trust beyond the hourly compensation set forth in the Fee Schedule.

        Wilson shall invoice the Trust not later than the 10th day of each month with respect to Wilson Services provided by Wilson and/or DWC in the previous month. Payment by the Trust for such Wilson Services and any applicable Expenses relating to such period shall be due as of the date of such invoice, subject to the approval by all of the Trustees of such invoice.

        (c)    Expenses

        The hourly compensation to Verges and Wilson set forth above shall not include any and all reasonable out-of-pocket expenses ("Expenses") incurred by Verges or Wilson (or, at Wilson's specific direction, DWC) in connection with providing the Verges Services and the Wilson Services, respectively. Such Expenses shall include, without limitation:

  •
  Attorneys' and other professional fees and expenses incurred by the Trustees in connection with the formation of the Trust, including the drafting and negotiation of the Trust Agreement, which fees and expenses are $65,000 in the aggregate.

  •
  Fees and expenses of independent professionals and consultants (such as attorneys, accountants, environmental experts, etc.) incurred by or on behalf of the Trust.

  •
  The costs associated with obtaining the services of certain current executive and administrative personnel of the Company, as determined by the Trustees, for a three-month transition period commencing on the Transfer Date.

  •
  The costs associated with obtaining the services of accounts receivable collection personnel, as determined by the Trustees.

  •
  Rent, not to exceed $500 per month, as may be necessary to maintain the operations of the Trust in Northern California.

  •
  Document storage costs required to maintain Company and Trust records.

  •
  Liability insurance specifically relating to Trust activities, in accordance with the terms of the Trust Agreement.

  •
  Reasonable out-of-pocket, third party expenses incurred by the Trustees and customarily charged by law firms to their clients, including travel costs, copying, faxes, messenger, postage and paralegal/assistant costs, costs of forwarding BPP phone and email lines and other direct out-of-pocket costs.

        Notwithstanding the foregoing, neither Wilson nor DWC shall be entitled to any reimbursement for any direct or indirect occupancy costs necessary to maintain the operations of the Trust, including, without limitation, office rent, phone, fax, computer and equipment costs and other direct or indirect administration expenses. Any and all Expenses incurred in any month by Verges or Wilson (or, at Wilson's specific direction, DWC) shall be included and itemized in the invoice prepared by Verges or Wilson, as applicable, with respect to such month.

II.    Related Party Transactions

        Wilson, in his capacity as a Trustee of the Trust, intends to delegate to DWC, an Affiliate of Wilson, certain of his administrative and logistical duties in connection with the administration of the Trust.

III.    Douglas Wilson Fee Schedule

        Set forth below is the Fee Schedule with respect to the hourly rates to be paid to Wilson and/or DWC as compensation for Wilson Services:

Douglas Wilson	$250
Sr. Asset Manager	$200
Finance/Accounting Manager	$185
Asset Manager	$150
Senior Accountant	$110
Staff Accountant	$85
Clerical/Administrative	$65

QuickLinks

  Exhibit 99.2
LIQUIDATING TRUST AGREEMENT
ARTICLE I NAMES AND DEFINITIONS
ARTICLE II GRANT TO AND NATURE OF TRANSFER
ARTICLE III BENEFICIARIES
ARTICLE IV DURATION AND TERMINATION OF THE TRUST
ARTICLE V ADMINISTRATION OF TRUST ASSETS
ARTICLE VI POWERS OF AND LIMITATIONS ON THE TRUSTEES
ARTICLE VII CONCERNING THE TRUSTEES, BENEFICIARIES, EMPLOYEES AND AGENTS
ARTICLE VIII PROTECTION OF PERSONS DEALING WITH THE TRUSTEES
ARTICLE IX COMPENSATION OF TRUSTEES
ARTICLE X TRUSTEES AND SUCCESSOR TRUSTEES
ARTICLE XI CONCERNING THE BENEFICIARIES
ARTICLE XII MEETING OF BENEFICIARIES
ARTICLE XIII AMENDMENTS
ARTICLE XIV MISCELLANEOUS PROVISIONS
Schedule A